Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

October 31, 2024

Third Quarter 2024 Operating Results

Announced by NNN REIT, Inc.

Orlando, Florida, October 31, 2024 – NNN REIT, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2024. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO and diluted per share amounts:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(dollars in thousands, except per share data)
Revenues	$218,564	$205,132	$650,784	$611,880

Net earnings	$97,904	$106,787	$298,941	$295,658
Net earnings per share	$0.53	$0.59	$1.63	$1.63

FFO	$154,171	$147,223	$457,812	$437,362
FFO per share	$0.84	$0.81	$2.50	$2.41

Core FFO	$154,327	$147,376	$458,438	$438,247
Core FFO per share	$0.84	$0.81	$2.50	$2.42

AFFO	$155,701	$148,281	$462,556	$442,526
AFFO per share	$0.84	$0.82	$2.52	$2.44

Third Quarter 2024 Highlights:

•
FFO and Core FFO per share increased 3.7% over prior year results
•
AFFO per share increased 2.4% over prior year results
•
Maintained high occupancy levels at 99.3%, with a weighted average remaining lease term of 10.0 years, at September 30, 2024 as compared to 99.3% at June 30, 2024 and 99.5% at December 31, 2023
•
$113.6 million in property investments, including the acquisition of eight properties with an aggregate gross leasable area of approximately 626,000 square feet at an initial cash cap rate of 7.6%
•
Sold nine properties for $20.0 million, producing $7.8 million of gains on sales
•
Raised $178.9 million in net proceeds from the issuance of 3,863,700 common shares
•
Maintained sector-leading 12.3 year weighted average debt maturity

Highlights for the nine months ended September 30, 2024:

•
FFO per share increased 3.7% over prior year results
•
Core FFO and AFFO per share increased 3.3% over prior year results
•
$348.6 million in property investments, including the acquisition of 44 properties with an aggregate gross leasable area of approximately 1,181,000 square feet at an initial cash cap rate of 7.8%
•
Sold 29 properties for $105.9 million, producing $30.2 million of gains on sales
•
Raised $213.7 million in net proceeds from the issuance of 4,701,452 common shares
•
Issued $500 million principal amount of 5.500% senior unsecured notes due 2034
•
Redeemed $350 million principal amount of 3.900% senior unsecured notes due 2024
•
Expanded line of credit borrowing capacity from $1.1 billion to $1.2 billion and extended maturity to April 2028

Previous Core FFO per share guidance for 2024 was narrowed from a range of $3.27 to $3.33 per share to a range of $3.28 to $3.32 per share. The 2024 AFFO is estimated to be $3.31 to $3.35 per share. The Core FFO guidance equates to net earnings of $1.93 to $1.97 per share, plus $1.35 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "NNN continues to perform consistently, with a 3.7 percent increase in FFO and Core FFO per share results in the third quarter 2024 compared to prior year results. With over $175 million of cash, $1.2 billion available on our revolving credit facility and no debt maturities until the fourth quarter of 2025, our balance sheet continues to allow NNN to capitalize on sufficiently accretive opportunities and remain well positioned to provide long-term shareholder value."

NNN REIT invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2024, the company owned 3,549 properties in 49 states with a gross leasable area of approximately 36.6 million square feet and a weighted average remaining lease term of 10.0 years. NNN is one of only three publicly traded real estate investment trusts to have increased annual dividends for 35 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on October 31, 2024, at 10:30 a.m. ET to review its results of operations. The call can be accessed on the NNN REIT website live at www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s website. In addition, a summary of any earnings guidance given on the call will be posted to the company’s website.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, including inflation, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a real estate investment trust ("REIT"), and the potential impacts of an epidemic or pandemic on the company’s business operations, financial results, and financial position on the world economy. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. NNN REIT, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as "FFO", is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s noncontrolling interests and any impairment charges on a depreciable real estate asset, net of recoveries.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items such as transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, executive retirement costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income Statement Summary
Revenues:
Rental income	$218,155	$204,856	$649,120	$610,912
Interest and other income from real estate transactions	409	276	1,664	968
	218,564	205,132	650,784	611,880

Operating expenses:
General and administrative	11,209	10,225	35,582	33,216
Real estate	7,263	6,459	21,175	20,141
Depreciation and amortization	63,369	59,523	186,487	178,546
Leasing transaction costs	22	96	75	223
Impairment losses – real estate, net of recoveries	760	1,001	2,908	3,675
Executive retirement costs	156	153	626	885
	82,779	77,457	246,853	236,686
Gain on disposition of real estate	7,765	19,992	30,207	40,222
Earnings from operations	143,550	147,667	434,138	415,416

Other expenses (revenues):
Interest and other income	(845)	(644)	(1,940)	(751)
Interest expense	46,491	41,524	137,137	120,509
	45,646	40,880	135,197	119,758

Net earnings	$97,904	$106,787	$298,941	$295,658

Weighted average shares outstanding:
Basic	184,007,176	181,398,273	182,757,097	181,120,963
Diluted	184,561,431	181,721,467	183,301,570	181,460,622

Net earnings per share available to stockholders:
Basic	$0.53	$0.59	$1.63	$1.63
Diluted	$0.53	$0.59	$1.63	$1.63

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Funds From Operations ("FFO") Reconciliation:
Net earnings	$97,904	$106,787	$298,941	$295,658
Real estate depreciation and amortization	63,272	59,427	186,170	178,251
Gain on disposition of real estate	(7,765)	(19,992)	(30,207)	(40,222)
Impairment losses – depreciable real estate, net of recoveries	760	1,001	2,908	3,675
Total FFO adjustments	56,267	40,436	158,871	141,704
FFO	$154,171	$147,223	$457,812	$437,362

FFO per share:
Basic	$0.84	$0.81	$2.51	$2.41
Diluted	$0.84	$0.81	$2.50	$2.41

Core Funds From Operations ("Core FFO") Reconciliation:
Net earnings	$97,904	$106,787	$298,941	$295,658
Total FFO adjustments	56,267	40,436	158,871	141,704
FFO	154,171	147,223	457,812	437,362

Executive retirement costs	156	153	626	885
Total Core FFO adjustments	156	153	626	885
Core FFO	$154,327	$147,376	$458,438	$438,247

Core FFO per share:
Basic	$0.84	$0.81	$2.51	$2.42
Diluted	$0.84	$0.81	$2.50	$2.42

NNN REIT, Inc.

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted Funds From Operations ("AFFO") Reconciliation:
Net earnings	$97,904	$106,787	$298,941	$295,658
Total FFO adjustments	56,267	40,436	158,871	141,704
Total Core FFO adjustments	156	153	626	885
Core FFO	154,327	147,376	458,438	438,247

Straight-line accrued rent, net of reserves	(123)	(493)	8	(1,496)
Net capital lease rent adjustment	56	83	164	244
Below-market rent amortization	(109)	(115)	(351)	(349)
Stock based compensation expense	2,818	2,678	9,041	8,254
Capitalized interest expense	(1,268)	(1,248)	(4,744)	(2,374)
Total AFFO adjustments	1,374	905	4,118	4,279
AFFO	$155,701	$148,281	$462,556	$442,526

AFFO per share:
Basic	$0.85	$0.82	$2.53	$2.44
Diluted	$0.84	$0.82	$2.52	$2.44

Other Information:
Rental income from operating leases(1)	$213,447	$200,287	$634,088	$596,099
Earned income from direct financing leases(1)	$116	$140	$353	$427
Percentage rent(1)	$200	$336	$1,347	$1,390

Real estate expenses reimbursed from tenants(1)	$4,392	$4,093	$13,332	$12,996
Real estate expenses	(7,263)	(6,459)	(21,175)	(20,141)
Real estate expenses, net of tenant reimbursements	$(2,871)	$(2,366)	$(7,843)	$(7,145)

Amortization of debt costs	$1,450	$1,247	$4,538	$3,648
Scheduled debt principal amortization (excluding maturities)	$—	$—	$—	$173	(2)
Non-real estate depreciation expense	$101	$98	$327	$303

(1)

For the quarters ended September 30, 2024 and 2023, the aggregate of such amounts is $218,155 and $204,856, respectively, and $649,120 and $610,912, for the nine months ended September 30, 2024 and 2023, respectively, and is classified as rental income on the income statement summary.

(2)	In April 2023, NNN repaid the remaining mortgages payable principal balance of $9,774.

NNN REIT, Inc.

2024 Earnings Guidance

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2024 Guidance
Net earnings per share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.93 - $1.97 per share
Real estate depreciation and amortization per share	$1.35 per share
Core FFO per share	$3.28 - $3.32 per share
AFFO per share	$3.31 - $3.35 per share
General and administrative expenses	$45 - $46 Million
Real estate expenses, net of tenant reimbursements	$11 - $12 Million
Acquisition volume	$500 - $600 Million
Disposition volume	$110 - $130 Million

NNN REIT, Inc.

(dollars in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
Balance Sheet Summary

Assets:
Real estate portfolio, net of accumulated depreciation and amortization	$8,625,489	$8,535,851
Cash and cash equivalents	173,526	1,189
Restricted cash and cash held in escrow	4,986	3,966
Receivables, net of allowance of $592 and $669, respectively	2,224	3,649
Accrued rental income, net of allowance of $4,117 and $4,168, respectively	33,849	34,611
Debt costs, net of accumulated amortization of $26,280 and $23,952, respectively	9,656	3,243
Other assets	73,913	79,459
Total assets	$8,923,643	$8,661,968

Liabilities:
Line of credit payable	$—	$132,000
Notes payable, net of unamortized discount and unamortized debt costs	4,372,293	4,228,544
Accrued interest payable	75,399	34,374
Other liabilities	107,025	109,593
Total liabilities	4,554,717	4,504,511

Total equity	4,368,926	4,157,457

Total liabilities and equity	$8,923,643	$8,661,968

Common shares outstanding	187,525,891	182,474,770

Gross leasable area, Property Portfolio (square feet)	36,550,000	35,966,000

NNN REIT, Inc.

Debt Summary

As of September 30, 2024

(dollars in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	SOFR + 87.5 bps	—	April 2028

Unsecured notes payable:
2025	400,000	399,872	4.000%	4.029%	November 2025
2026	350,000	349,022	3.600%	3.733%	December 2026
2027	400,000	399,447	3.500%	3.548%	October 2027
2028	400,000	398,704	4.300%	4.388%	October 2028
2030	400,000	399,254	2.500%	2.536%	April 2030
2033	500,000	489,352	5.600%	5.905%	October 2033
2034	500,000	494,002	5.500%	5.662%	June 2034
2048	300,000	296,197	4.800%	4.890%	October 2048
2050	300,000	294,526	3.100%	3.205%	April 2050
2051	450,000	442,184	3.500%	3.602%	April 2051
2052	450,000	440,226	3.000%	3.118%	April 2052
Total	4,450,000	4,402,786

Total unsecured debt(1)	$4,450,000	$4,402,786

Debt costs		$(43,820)
Accumulated amortization		13,327
Debt costs, net of accumulated amortization		(30,493)
Notes payable, net of unamortized discount and unamortized debt costs		$4,372,293

(1)	Unsecured debt has a weighted average interest rate of 4.1% and a weighted average maturity of 12.3 years.

NNN REIT, Inc.

Debt Summary – Continued

As of September 30, 2024

(unaudited)

Credit Facility and Notes Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2024, the company believes it is in compliance with the covenants.

Key Covenants	Required	September 30, 2024
Unsecured Bank Credit Facility:
Maximum leverage ratio	< 0.60	0.37
Minimum fixed charge coverage ratio	> 1.50	4.29
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.71
Unencumbered interest ratio	> 1.75	4.22
Unsecured Notes:
Limitation on incurrence of total debt	≤ 60%	40.0%
Limitation on incurrence of secured debt	≤ 40%	—
Debt service coverage ratio	≥ 1.50	4.2
Maintenance of total unencumbered assets	≥ 150%	250%

NNN REIT, Inc.

Property Portfolio

As of September 30, 2024

Top 20 Lines of Trade

		As of September 30,
	Lines of Trade	2024(1)	2023(2)
1.	Automotive service	16.8%	14.7%
2.	Convenience stores	15.9%	16.8%
3.	Restaurants – limited service	8.4%	8.8%
4.	Restaurants – full service	8.3%	8.8%
5.	Family entertainment centers	7.2%	5.8%
6.	Recreational vehicle dealers, parts and accessories	5.1%	4.7%
7.	Theaters	4.0%	4.2%
8.	Health and fitness	4.0%	4.6%
9.	Equipment rental	3.2%	3.0%
10.	Wholesale clubs	2.4%	2.5%
11.	Automotive parts	2.4%	2.5%
12.	Drug stores	2.2%	2.5%
13.	Home improvement	2.1%	2.3%
14.	Furniture	1.9%	2.1%
15.	Medical service providers	1.8%	1.8%
16.	General merchandise	1.4%	1.5%
17.	Pet supplies and services	1.3%	1.0%
18.	Home furnishings	1.3%	1.3%
19.	Consumer electronics	1.3%	1.4%
20.	Travel plazas	1.2%	1.3%
	Other	7.8%	8.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.3%	6.	Tennessee	3.9%
2.	Florida	9.2%	7.	North Carolina	3.8%
3.	Illinois	5.1%	8.	Indiana	3.6%
4.	Ohio	4.7%	9.	Virginia	3.3%
5.	Georgia	4.6%	10.	Arizona	3.2%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
(1)	$850,976,000 as of September 30, 2024.
(2)	$800,194,000 as of September 30, 2023.

NNN REIT, Inc.

Property Portfolio – Continued

As of September 30, 2024

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	146	4.6%
2.	Mister Car Wash	121	4.1%
3.	Dave & Buster's	34	3.9%
4.	Camping World	48	3.8%
5.	GPM Investments (convenience stores)	150	2.9%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	2.7%
7.	AMC Theatre	20	2.6%
8.	LA Fitness	26	2.5%
9.	BJ's Wholesale Club	13	2.4%
10.	Mavis Tire Express Services	140	2.2%
11.	Couche Tard (Pantry)	92	2.2%
12.	Chuck-E-Cheese	53	1.8%
13.	Walgreens	49	1.8%
14.	Sunoco	53	1.8%
15.	United Rentals	49	1.6%
16.	Fikes (convenience stores)	58	1.5%
17.	Frisch's Restaurants	64	1.5%
18.	Tidal Wave Auto Spa	35	1.3%
19.	Bob Evans	106	1.3%
20.	Life Time Fitness	3	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2024	0.1%	8	52,000	2030	3.9%	128	1,691,000
2025	3.8%	153	1,254,000	2031	7.0%	184	2,655,000
2026	4.2%	205	1,992,000	2032	5.7%	215	2,361,000
2027	7.8%	232	3,542,000	2033	4.6%	135	1,403,000
2028	5.5%	228	2,109,000	Thereafter	52.8%	1,893	17,101,000
2029	4.6%	143	2,083,000

(1)	Based on the annual base rent of $850,976,000, which is the annualized base rent for all leases in place as of September 30, 2024.
(2)	As of September 30, 2024, the weighted average remaining lease term is 10.0 years.
(3)	Square feet.